Exhibit 107
Calculation of Filing Fee Tables

Form S-1
(Form Type)
Curis, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried
		Newly Registered Securities
Fees to Be Paid	(1)	Equity	Common Stock, $0.01 par value per share	457(o)	—	—	$30,000,000.00	0.0001381	$4,143.00	—	—	—	—
Fees to Be Paid	(2)	Equity	Pre-Funded Warrants to purchase Common Stock	Other	—	—	—	0.0001381	—	—	—	—	—
Fees to Be Paid	(3)	Equity	Common Warrants to purchase Common Stock	Other	—	—	—	0.0001381	—	—	—	—	—
Fees Previously Paid		—	—	—	—	—	—	—	—	—	—	—	—
		Carry Forward Securities
Carry Forward Securities		—	—	—	—	—	—	—	—	—	—	—	—
		Total Offering Amounts					$30,000,000.00		$4,143.00
		Total Fees Previously Paid							—
		Total Fee Offsets							—
		Net Fee Due							$4,143.00

(1)The Maximum Aggregate Offering Price is estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes shares of Common Stock issuable upon exercise of the Common Warrants and the Pre-Funded Warrants (collectively, the “Warrant Shares”). Each Pre-Funded Warrant offered in this offering will reduce the number of shares of Common Stock offered in this offering on a one-for-one basis and each share of Common Stock offered in this offering will reduce the number of Pre-Funded Warrants offered in this offering on a one-for-one basis. Pursuant to Rule 416(a) of the Securities Act, with respect to the Warrant Shares, this Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction. Each Common Warrant will have an exercise price equal to 100% of the combined public offering price per share of Common Stock (or Pre-Funded Warrant in lieu thereof) and Common Warrant.

(2)In accordance with SEC guidance and Rule 457(i), the entire fee is allocated to the common stock, and no separate fee is recorded for the pre-funded warrants.

(3)In accordance with SEC guidance and Rule 457(i), the entire fee is allocated to the common stock, and no separate fee is recorded for the common warrants